                                                                 EXHIBIT 10.24


                                  AMENDMENT
                                      TO
                          SPECIALTY PAPERBOARD, INC.
                       1994 DIRECTORS STOCK OPTION PLAN


                                   RECITALS:


         A. Specialty Paperboard, Inc. (the "Company") adopted on February 28, 1994, the 1994 Directors Stock Option Plan (the "Plan") to provide a means to retain the services of persons serving as Non-Employee Directors of the Company and to provide incentives for such Directors to exert maximum efforts for the success of the Company.

         B. Pursuant to Section 11 of the Plan, the Board of Directors (the "Board") has authority to amend the Plan and the Board desires to amend the Plan to add additional shares to be awarded pursuant to the Plan subject to shareholder approval.

         NOW, THEREFORE, the Plan is hereby amended as follows.

         1. In addition to the fifty thousand (50,000) shares of the Company's common stock already subject to the Plan, an additional one hundred thousand (100,000) shares of the Company's common stock shall be added to the Plan to be awarded thereunder. All of the provisions of the Plan shall apply to the award of these one hundred thousand (100,000) shares, except as otherwise specifically modified by this amendment, but only these one hundred thousand (100,000) shares shall be subject to the additional provisions contained in this amendment.

         2. Subject to approval by the Stockholders of the amendments to the Plan, on May 9, 1996, each person who is then a Non-Employee Director automatically shall be granted an option to purchase ten thousand (10,000) shares of common stock of the Company on the terms and conditions set forth in this amendment, and as otherwise set forth in the Plan. Each person who is initially elected as a Non-Employee Director after May 9, 1996, shall automatically be granted, upon the date of such election, an option to purchase ten thousand (10,000) shares of common stock of the Company on the terms and conditions set forth in this amendment and as otherwise set forth in the Plan.

         3. The term of each option shall commence on the date it is granted and, unless terminated as set forth in the Plan, shall expire on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a Director terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date one (1) year following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee's death.

        4. One hundred percent (100%) of the shares subject to an option granted under the Plan pursuant to this amendment shall vest and the option shall become fully exercisable eight



AMENDMENT - 1

(8) years from the option grant date. Notwithstanding the foregoing, the time of vesting of each such option shall be accelerated to the extent and upon the occurrence of the events described below; provided, however, that such acceleration shall take place only during the five-year period beginning on the option grant date and ending on the fifth anniversary thereof:

         a. Fifty percent (50%) of the shares subject to each such option shall become exercisable either:

              (i) at such time as the fair market value of the Company's common stock reaches a level of at least Eighteen Dollars ($18) for a period of at least twenty (20) consecutive trading days, as reported on any established stock exchange or national market system identified in Section 6(b) of the Plan at close; or

              (ii) in the event of a merger or consolidation in which the stockholders prior to such event do not hold at least a majority ownership of the surviving or acquiring corporation following such event, or of the sale of substantially all of the assets or a similar arrangement where the shares of the Company are assigned a value (or reasonably can be determined to have a value) of Eighteen Dollars ($18) or more immediately prior to the closing of such merger, consolidation or asset sale.

         b. An additional twenty-five percent (25%) of the shares subject to each such option shall become exercisable at such time as the fair market value of the Company's common stock (as described in subparagraph 4(a)(i) above) reaches Twenty-two Dollars ($22) for at least twenty (20) consecutive trading days or is valued at $22 in a merger, consolidation or asset sale (as described in subparagraph 4(a)(ii) above).

         c. The remaining twenty-five percent (25%) of the shares subject to each such option shall become exercisable at such time as the fair market value of the Company's common stock (as described in subparagraph 4(a)(i) above) reaches Twenty-six Dollars ($26) for at least twenty (20) consecutive trading days or is valued at $26 in a merger, consolidation or asset sale (as described in subparagraph 4(a)(ii) above).

         5. All capitalized terms used herein unless otherwise defined herein, shall have the same meaning as assigned thereto under the Plan.


AMENDMENT - 2